Exhibit 99.1

THE LGL GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION FOR THE COMPANY

On August 3, 2022, the Board of Directors of The LGL Group, Inc. (the “Company”) approved the spin-off of the Mtron business into an independent, publicly traded company (the “Spin-Off”) by means of a distribution of 100% of the outstanding common stock of M-tron Industries, Inc. (“Mtron”), on a pro rata basis, to the Company’s existing shareholders. The Company effected this through an intended tax-free spin-off of Mtron to LGL’s shareholders. The distribution of Mtron shares was completed at 12:01 am on October 7, 2022, with LGL shareholders receiving one-half share of Mtron common stock for every share of LGL common stock held at the close of business on the record date of September 30, 2022 (the “Distribution”). Mtron common stock trades on the NYSE American under the symbol “MPTI.” Following the Spin-Off, the Company retains no ownership interest in Mtron.

The following unaudited pro forma consolidated statements of income (loss) for the six months ended June 30, 2022 and the fiscal year ended December 31, 2021 reflect the results of operations as if the Distribution had occurred on January 1, 2021.  The unaudited pro forma consolidated balance sheet as of June 30, 2022 assumes that the Distribution occurred as of June 30, 2022. The unaudited pro forma consolidated financial information should be read together with the Company’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in its annual report on Form 10-K for the fiscal year ended December 31, 2021, and in its quarterly report on Form 10-Q for the six months ended June 30, 2022.

The unaudited pro forma consolidated financial statements are for illustrative and informational purposes only and are not intended to represent what the Company’s results of operations or financial position would have been had the Spin-Off and related transactions occurred on the dates assumed. In addition, the unaudited pro forma consolidated financial statements also should not be considered indicative of the Company’s future results of operations or financial position following the Spin-Off.

The “Historical LGL (as reported)” column in the unaudited pro forma consolidated financial statements reflects the Company’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related transactions.

The information in the “Discontinued Operations” column in the unaudited pro forma consolidated statements of income (loss) was derived from the Company’s consolidated financial statements and related accounting records for the six months ended June 30, 2022 and the fiscal year ended December 31, 2021, and reflects the operating results of Mtron. The Company has historically provided many corporate functions on Mtron’s behalf, including executive services, tax, accounting, public and investor relations, general management, and has shared information technology systems, corporate governance activities, and centrally managed employee benefit arrangements. The expense allocation is based on the allocation methodology used to prepare the carve-out financial statements of Mtron included in the Information Statement included as Exhibit 99.1 to Mtron’s Registration Statement on Form 10, as amended on August 19, 2022 (the “Information Statement”) and is considered to be a reasonable estimate of the costs of services provided to Mtron by the Company during the periods presented. However, the allocation may not reflect the Company’s actual expenses following the Spin-Off or the actual costs to be incurred by Mtron following the Spin-Off, which may be impacted by multiple factors, including the organizational structure and strategic direction of these companies in the future. The information in the “Discontinued Operations” column in the unaudited pro forma consolidated balance sheet was derived from the Company’s consolidated financial statements and the related accounting records as of June 30, 2022, adjusted to include the assets and liabilities of Mtron pursuant to the Amended Separation and Distribution agreement. Discontinued Operations does not reflect what Mtron’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations. Beginning in the fourth quarter of fiscal 2022, Mtron’s historical financial results for periods prior to the Distribution will be reflected in the Company’s consolidated financial statements as discontinued operations.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma consolidated financial statements was based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the Spin-Off and related transactions that are factually supportable, and for purposes of the consolidated statements of income (loss), are not expected to have a continuing impact on the Company. The pro forma adjustments do not reflect future events that may occur after the Spin-Off, including potential selling, general and administrative dis-synergies and the expected charges, the expected realization of any cost savings and other synergies in connection with the Spin-Off.

The “Pro Forma LGL” column is not necessarily indicative of future results nor does it reflect what the Company’s financial position and results of operations would have been as an independent public company during the periods presented.

Costs directly related to the Spin-Off prior to its completion have been and will be borne by the Company. Accordingly, these costs are reflected in the Company’s pro forma statement of operations below, and included within the pro forma adjustments on the income statements.

THE LGL GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF LOSS

SIX MONTHS ENDED JUNE 30, 2022

(in thousands, except per share amounts)

	Historical LGL (as reported)	Discontinued Operations (A)	Pro Forma Adjustments		Pro Forma LGL
REVENUES	$15,542	$(14,755)	$—		$787
Costs and expenses:
Manufacturing cost of sales	9,700	(9,231)	—		469
Engineering, selling and administrative	5,497	(4,107)	(353)	(B)	1,037
OPERATING INCOME (LOSS)	345	(1,417)	353		(719)
Other income (expense):
Interest income, net	—	5	—		5
Investment loss	(2,328)	—	—		(2,328)
Other (expense) income, net	(24)	26	—		2
Total other expense, net	(2,352)	31	—		(2,321)
LOSS BEFORE INCOME TAXES	(2,007)	(1,386)	353		(3,040)
Income tax benefit	(378)	(281)	69	(C)	(590)
NET LOSS	$(1,629)	$(1,105)	$284		$(2,450)
Basic per share information:
Weighted average number of shares used in basic earnings per share calculation	5,329,080	5,329,080	5,329,080		5,329,080
Basic net loss per share	$(0.31)	$(0.21)	$0.05		$(0.46)
Diluted per share information:
Weighted average number of shares used in diluted earnings per share calculation	5,347,583	5,347,583	5,347,583		5,347,583
Diluted net loss per share	$(0.30)	$(0.21)	$0.05		$(0.46)

THE LGL GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2021

(in thousands, except per share amounts)

	Historical LGL (as reported)	Discontinued Operations (A)	Pro Forma Adjustments		Pro Forma LGL
REVENUES	$28,140	$(26,694)	$—		$1,446
Costs and expenses:
Manufacturing cost of sales	18,069	(17,358)	—		711
Engineering, selling and administrative	10,857	(7,222)	(201)	(B)	3,434
OPERATING LOSS	(786)	(2,114)	201		(2,699)
Other (expense) income:
Interest expense (income), net	(11)	12	—		1
Gain on equity investment in unconsolidated subsidiary	59,453	—	—		59,453
Realized loss income on marketable securities	(16,962)	—	—		(16,962)
Unrealized loss on marketable securities	(22,949)	—	—		(22,949)
Other income, net	11	(11)	—		—
Total other income, net	19,542	1	—		19,543
INCOME BEFORE INCOME TAXES	18,756	(2,113)	201		16,844
Income tax provision	4,118	(531)	43	(C)	3,630
NET INCOME	$14,638	$(1,582)	$158		$13,214
Basic per share information:
Weighted average number of shares used in basic earnings per share calculation	5,275,374	5,275,374	5,275,374		5,275,374
Basic net income per share	$2.77	$(0.30)	$0.03		$2.50
Diluted per share information:
Weighted average number of shares used in diluted earnings per share calculation	5,334,087	5,334,087	5,334,087		5,334,087
Diluted net income per share	$2.74	$(0.30)	$0.03		$2.48

THE LGL GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2022

(in thousands, except par value amounts)

	Historical LGL (as reported)	Discontinued Operations (A)	Pro Forma Adjustments		Pro Forma LGL
ASSETS
Current Assets:
Cash and cash equivalents	$22,325	$(1,103)	$103	(D)	$21,325
Marketable securities	19,177	—	—		19,177
Accounts receivable, net of allowance of $81	4,711	(4,329)	—		382
Inventories, net	6,372	(6,128)	—		244
Prepaid expenses and other current assets	331	(213)	—		118
Total Current Assets	52,916	(11,773)	103		41,246
Property, Plant and Equipment
Land	536	(536)	—		—
Buildings and improvements	4,877	(4,877)	—		—
Machinery and equipment	19,202	(18,563)	—		639
Gross property, plant and equipment	24,615	(23,976)	—		639
Less: accumulated depreciation	(21,150)	20,512	—		(638)
Net property, plant and equipment	3,465	(3,464)	—		1
Right-of-use lease asset	332	(183)	—		149
Intangible assets, net	214	(125)	—		89
Deferred income tax asset	499	(62)	—		437
Other assets	20	(20)	—		—
Total Assets	$57,446	$(15,627)	$103		$41,922
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,560	$(1,524)	$—		$36
Accrued compensation and commissions expense	1,336	(1,195)	—		141
Income taxes payable	6	—	—		6
Other accrued expenses and liabilities	545	—	—		545
Total Current Liabilities	3,447	(2,719)	—		728
Other liabilities	632	(112)	—		520
Total Liabilities	4,079	(2,831)	—		1,248
Contingencies (Note O)
Stockholders' Equity
Common stock, $0.01 par value - 30,000,000 shares authorized; 5,472,054 common shares issued and 5,334,187 shares outstanding at June 30, 2022	53	—	—		53
Additional paid-in capital	46,070	(5,978)	—		40,092
Retained earnings (accumulated deficit)	7,824	(6,818)	103	(E)	1,109
Treasury stock, 81,584 shares held in treasury at cost at June 30, 2022	(580)	—	—		(580)
Total Stockholders' Equity	53,367	(12,796)	103		40,674
Total Liabilities and Stockholders' Equity	$57,446	$(15,627)	$103		$41,922

THE LGL GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated statements of income (loss) for the six months ended June 30, 2022 and the fiscal year ended December 31, 2021, and the unaudited pro forma consolidated balance sheet as of June 30, 2022 includes the following adjustments:

(A)	Reflects the discontinued operations of Mtron, including the associated assets, liabilities, equity and results of operations, that are directly related to the Spin-Off.

(B)	Reflects one-time non-recurring costs related directly to the Spin-Off that were recorded in the historical numbers for LGL.

(C)	Reflects the tax impact of pro forma adjustments.

(D)

Reflects the expected cash distribution from Mtron to the Company in connection with the Spin-Off. Upon completion of the Spin-Off, the Company expects Mtron will have $1.0 million of cash, and the Company expects any excess cash over $1.0 million to be distributed to the Company.

(E)	Reflects the impact to the Company’s shareholders’ equity from the pro forma adjustment described in note (B).